UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2014

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of Hilton Worldwide Holdings Inc.’s (the “Company”) annual compensation-setting process and in connection with the Company’s recent transition from being privately held to publicly traded, at regularly scheduled February 19, 2014 meetings, the Company’s Compensation Committee (the “Committee”) and Board of Directors (the “Board”) approved and authorized increases to the base salaries of certain of the Company’s executive officers, including Messrs. Christopher J. Nassetta (President and Chief Executive Officer), Kevin J. Jacobs (Executive Vice President and Chief Financial Officer), Ian R. Carter (Executive Vice President and President, Development, Architecture and Construction), and Mark D. Wang (Executive Vice President, Global Sales and President, Hilton Grand Vacations) and Ms. Kristin A. Campbell (Executive Vice President and General Counsel), and annual equity-based awards to these executives under the Company’s 2013 Omnibus Incentive Plan.

Base Salaries

Annual base salaries of the following executive officers will be in the following amounts effective March 1, 2014: for Mr. Nassetta, $1,200,000; for Mr. Jacobs, $700,000; for Mr. Carter, $700,000; for Mr. Wang, $650,000; and for Ms. Campbell, $600,000.

Equity-Based Awards

On February 19, 2014, the Company granted nonqualified stock options (“options”), time-vesting restricted stock units (“RSUs”) and performance-vesting restricted stock units (“performance shares”) to Messrs. Nassetta, Jacobs, Carter and Wang and Ms. Campbell.

Stock Options

The options vest ratably over three years from the date of grant, subject to the executive’s continued employment through the applicable vesting date and will terminate 10 years from the date of grant or earlier if the executive’s service terminates. The options have an exercise price per share equal to the closing price of the Company’s common stock as reported on the New York Stock Exchange on the date of grant. If the executive’s employment terminates for any reason other than as described below, all unvested options will be forfeited. Upon (1) termination of an executive’s employment without cause within 12 months following a change in control or termination due to the executive’s death or disability, all unvested options will immediately vest and become exercisable; and (2) termination for cause, all vested and unvested options terminate. Upon termination due to death or disability, all vested options will remain exercisable for one year thereafter. Upon termination of employment for any other reason all vested options will remain exercisable for 90 days thereafter; provided that, in each case, the options expire upon a violation of specified restrictive covenants.

On February 19, 2014, the Board granted options to the following executives in the following amounts. Mr. Nassetta was granted 158,311 options, Mr. Jacobs was granted 47,493, Mr. Carter was granted 47,493, Mr. Wang was granted 47,493 and Ms. Campbell was granted 39,577. The exercise price per share under each grant was $21.53.

Restricted Stock Units

The RSUs vest ratably over two years from the date of grant, subject to the executive’s continued employment through the applicable vesting date. If the executive’s employment terminates for any reason other than as described below, all unvested RSUs will be forfeited. Upon termination of an executive’s employment without cause within 12 months following a change in control, or termination due to the executive’s death or disability, all unvested RSUs will immediately vest. Unvested RSUs entitle the holder to be credited with dividend equivalent payments either in cash or, at the sole discretion of the Committee, in shares of the Company’s common stock having a fair market value equal to the amount of such dividends, with such dividend equivalents payable following vesting (or forfeited to the extent the underlying RSUs are forfeited).

On February 19, 2014, the Board granted RSUs to the following executives in the following amounts: Mr. Nassetta was granted 55,736 RSUs, Mr. Jacobs was granted 16,720, Mr. Carter was granted 16,720, Mr. Wang was granted 16,720 and Ms. Campbell was granted 13,934.

Performance Shares

The performance shares vest over a three-year performance period beginning on January 1, 2014 and ending on December 31, 2016. The performance shares are settled at the end of the performance period based on (1) the Company’s total shareholder return relative to the total shareholder returns of members of a peer company group (“relative shareholder return”) and (2) the Company’s EBITDA compound annual growth rate (“EBITDA CAGR”). The total number of performance shares that vest based on each performance measure (relative shareholder return and EBITDA CAGR) are based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 200% for maximum performance (and, with respect to the relative shareholder return, an “above target” performance level with 150% payout). For actual performance between the specified threshold, target, above target and maximum levels, the resulting payout percentage will be adjusted on a linear basis. Of the total number of performance shares awarded, one half will vest subject to achievement under the relative shareholder return measure, and one half will vest subject to achievement under the EBITDA CAGR measure. In addition, if the Company’s total shareholder return is negative over the performance period, the achievement percentage under the relative shareholder return measure cannot exceed 100%.

If the executive’s employment terminates for any reason other than as described below, all unvested performance shares will be forfeited. Upon death or disability during the performance period, a portion of the performance shares will immediately vest at pro-rated target levels, with such pro-ration based on the number of days in the performance period that have elapsed. Upon a change in control during the performance period, the performance shares vest based on actual performance through that date, or, if performance is unable to be calculated, at target.

On February 19, 2014, the Board granted performance shares to the following executives in the following amounts, and such amounts assume that the target level of performance is achieved (with the actual number of shares to be earned based on the performance criteria described above): Mr. Nassetta was granted 167,208 performance shares, Mr. Jacobs was granted 50,162, Mr. Carter was granted 50,162, Mr. Wang was granted 50,162 and Ms. Campbell was granted 41,802.

Covenants and Clawback

Each of the foregoing executive grantees of an option, an RSU or a performance share is subject to restrictive covenants related to post-employment non-solicitation and non-competition covenants for 12 months following any termination of employment, and indefinite covenants covering trade secrets, confidentiality, and non-disparagement. Under the award agreements, if there is a restrictive covenant violation or the Company determines after termination that grounds for a termination for cause existed, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof. In addition, each of these executives’ equity-based awards is subject to the Company’s Clawback Policy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ KEVIN J. JACOBS

Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: February 24, 2014